Exhibit 4.2
AMENDED AND RESTATED BYLAWS OF
KIOR, INC.,
a Delaware corporation
(Dated as of June 29, 2011)
ARTICLE I.
OFFICES
     Section 1. Registered Office. The registered office shall be at the office of Corporation Trust Center, in the City of Wilmington, New Castle County, State of Delaware.
     Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II.
MEETINGS OF STOCKHOLDERS
     Section 1. Annual Meeting. An annual meeting of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated on an annual basis by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Any other proper business may be transacted at the annual meeting.
     Section 2. Notice of Annual Meeting. Unless otherwise required by applicable law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.
     Section 3. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause a third party to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 4. Special Meetings. Special meetings of the stockholders of this corporation, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, shall be called by the President or Secretary at the request in writing of a majority of the members of the Board of Directors, the Chairman of the Board, the Lead

Director, the Chief Executive Officer or the President, and may not be called absent such a request. Such request shall state the purpose or purposes of the proposed meeting.
     Section 5. Notice of Special Meetings. As soon as reasonably practicable after receipt of a request as provided in Section 4 of this Article II, written notice of a special meeting, stating the place, date (which shall be not less than 10 nor more than 60 days from the date of the notice) and hour of the special meeting and the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote at such special meeting.
     Section 6. Scope of Business at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
     Section 7. Quorum. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as provided in Section 2 or Section 5 of this Article II, as applicable. To the fullest extent permitted by law, the Board of Directors may postpone or reschedule any previously scheduled special or annual meeting of stockholders before it is to be held, in which case notice shall be provided to the stockholders of the new date, time and place, if any, of the meeting as provided in Section 2 or Section 5 of this Article II, as applicable.
     Section 8. Qualifications to Vote. The stockholders of record on the books of the corporation at the close of business on the record date as determined by the Board of Directors and only such stockholders shall be entitled to vote at any meeting of stockholders or any adjournment thereof.
     Section 9. Record Date. The Board of Directors may fix a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders’ meeting and at any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Unless otherwise required by law, the record date shall not be more than 60 nor less than 10 days before the date of such meeting, and not more than 60 days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. To the fullest extent permitted by law, a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 10. Action at Meetings. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law, the Certificate of Incorporation or this Section 10, a different vote is required, in which case such express provision shall govern and control the decision of such question. With respect to a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of any stock exchange or quotation system on which the capital stock of the corporation is traded or quoted, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders) or the approval of any matter recommended to the stockholders by the Board of Directors with respect to the compensation of executives, including any advisory vote regarding executive compensation, the vote required for approval shall be a majority of the votes cast on the matter.
     Section 11. Voting and Proxies. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless it is coupled with an interest sufficient in law to support an irrevocable power.
     Section 12. No Action by Consent Without a Meeting. Except as otherwise permitted by the Certificate of Incorporation, no action shall be taken by written consent of the stockholders of the Corporation.
     Section 13. Stockholder Proposals. At an annual meeting of stockholders of the corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be properly brought before an annual meeting, business or proposals (other than any nomination of directors of the corporation, which is governed by Section 18 of Article III hereof) must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 1 of Article IV hereof or (ii) be properly brought before the meeting by a stockholder of the corporation who (A) is a stockholder of record at the time of the giving of such stockholder’s notice provided for in this Section 13, (B) shall be entitled to vote at the annual meeting and (C) complies with the requirements of this Section 13, and otherwise be proper subjects for stockholder action and be properly introduced at the annual meeting. Clause (ii) of the immediately preceding sentence shall be the exclusive means for a stockholder to submit business or proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act 1934, as amended (the “Exchange Act”), and included in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 1 of Article IV hereof) before an annual meeting of stockholders of the corporation. For a proposal to be properly brought before an annual meeting by a stockholder of the corporation pursuant to these provisions, in addition to any other applicable requirements, such stockholder must have given timely advance notice thereof in writing to the Secretary of the corporation. To be timely, such stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the annual meeting date of the next preceding annual meeting (except in the case of the 2012 annual meeting, for which such notice shall be timely if delivered in the same time period as if such meeting were a special meeting governed by the penultimate sentence of the second paragraph of Section 18 of Article III hereof); provided, however, that if the scheduled annual meeting date differs from such anniversary date by more than 30 days, notice by such stockholder, to be timely, must be so delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the corporation or the day on which such public disclosure was made. In no event shall any adjournment, postponement or deferral of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. For purposes of this Section 13 and Section 18 of Article III, “public disclosure” shall mean disclosure in a press release or in a document publicly filed with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
     Any such stockholder’s notice to the Secretary of the corporation shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, together with the text of the proposal or business (including the text of any resolutions proposed for consideration), (ii) as to such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, and the name and address of any other stockholders known by such stockholder to be supporting such business or proposal, (B) (1) the class or series and number of shares of capital stock of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock of the corporation or any derivative or synthetic arrangement having characteristics of a long position in any class or series of shares of capital stock of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (any such instrument, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and by such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the corporation, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such stockholder or beneficial owner with respect to any shares of any security of the corporation, (4) any pledge by such stockholder or beneficial owner of any security of the corporation or any short interest of such stockholder or beneficial owner in any security of the corporation (for purposes of this Section 13 and Section 18 of Article III hereof, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of capital stock of the corporation owned beneficially by such stockholder and by such beneficial owner that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in solicitations of proxies for the proposal, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) any material interest of such stockholder and beneficial owner, if any, in such business or proposal and (iv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with such business or proposal by such stockholder.
     A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date of the meeting or if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). In addition, a stockholder providing notice of business proposed to be brought before an annual meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 13.

     The Chairman of the Board, the Lead Director if the Chairman is not presiding or, if neither the Chairman nor the Lead Director is presiding, the presiding officer of the meeting of stockholders of the corporation shall determine whether the requirements of this Section 13 have been met with respect to any stockholder proposal. If the Chairman of the Board, the Lead Director or the presiding officer determines that any stockholder proposal was not made in accordance with the terms of this Section 13, he shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.
     At a special meeting of stockholders of the corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such special meeting. To be properly brought before such a special meeting, business or proposals (other than any nomination of directors of the corporation, which is governed by Section 18 of Article III hereof) must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 1 of Article IV hereof or (ii) constitute matters incident to the conduct of the meeting as the Chairman of the Board, the Lead Director or the presiding officer of the meeting shall determine to be appropriate.
     In addition to the foregoing provisions of this Section 13, a stockholder of the corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
ARTICLE III.
DIRECTORS
     Section 1. Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by applicable law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
     Section 2. Number; Election; Tenure and Qualification. Within the limits specified in the Certificate of Incorporation, and subject to such rights of holders of shares of one or more outstanding series of preferred stock of the corporation to elect one or more directors of the corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, the number of directors of the corporation that shall constitute the Board of Directors shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of at least a majority of the whole board. The directors shall be divided, with respect to the time for which they severally hold office, into classes as provided in the Certificate of Incorporation. No decrease in the authorized number of directors shall shorten the term of any incumbent director. Directors need not be stockholders.
     Section 3. Vacancies and Newly Created Directorships. Unless otherwise specifically provided in the Certificate of Incorporation or these Bylaws, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and not by the stockholders. Each director so chosen shall hold office for a term expiring at the next annual meeting of stockholders or until his or her successor shall have been duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.
     Section 4. Location of Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.
     Section 5. Meeting of Newly Elected Board of Directors. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
     Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of such location.
     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President on, (a) in the event directors are required to attend such meeting in person, five business days’ notice and (b) in all other cases, two days’ notice, in each case to each director by mail, overnight courier service or facsimile; special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of any director. Notice may be waived in accordance with Section 229 of the General Corporation Law of the State of Delaware. Each notice of special meetings delivered pursuant to the foregoing shall contain a general description of the matters intended to be discussed at such meeting.
     Section 8. Quorum and Action at Meetings. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 9. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 10. Telephonic Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     Section 11. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
     Section 12. Chairman of the Board and Lead Director. The Board of Directors may elect from among its members a Chairman of the Board, who may be an officer of the corporation. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman shall be present. The Chairman shall have and may exercise such powers as are, from time to time, assigned to the Chairman by the Board of Directors and as may be provided by law.
     If an officer of the Corporation is serving as the Chairman of the Board, the Board of Directors may appoint from among its members a director who shall be designated as the Lead Director. The Lead Director shall consult with and act as a liaison between the Board of Directors and the officers of the corporation and shall have and may exercise such powers as are, from time to time, assigned to such person by the Board of Directors. The Lead Director, if any, shall, when present, preside over meetings of the Board of Directors or of the stockholders in the absence of the Chairman of the Board. Meetings of the members of the Board of Directors who are not officers of the corporation shall be presided over by the Lead Director, or if there is none, by the Chairman of the Board, if he or she is independent, or if he or she is not independent, by a director selected to so preside at such meeting(s).
     Section 13. Committee Authority. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (a) approving, adopting or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval, or (b) adopting, amending or repealing any Bylaw of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 14. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required to do so by the Board of Directors.
     Section 15. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
     Section 16. Resignation. Any director or officer of the corporation may resign at any time. Each such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by either the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.
     Section 17. Removal. Directors may be removed as provided in the Certificate of Incorporation.
     Section 18. Stockholder Nominations. Subject to such rights of holders of shares of one or more outstanding series of preferred stock of the corporation to elect one or more directors of the corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, only persons who are nominated in accordance with the procedures set forth in this Section 18 shall be eligible for election as, and to serve as, directors of the corporation. Nominations of persons for election to the Board of Directors may be made only at a meeting of the stockholders of the corporation at which directors of the corporation are to be elected (i) by or at the direction of the Board of Directors or (ii) (if but only if the Board of Directors has determined that directors shall be elected at such meeting) by any stockholder of the corporation who is a stockholder of record at the time of the giving of such stockholder’s notice provided for in this Section 18, who shall be entitled to vote at such meeting in the election of directors of the corporation and who complies with the requirements of this Section 18. Clause (ii) of the immediately preceding sentence shall be the exclusive means for a stockholder to make any nomination of a person or persons for election as a director of the corporation at an annual meeting or special meeting (other than matters properly brought under Rule 14a-11 under the Exchange Act and included in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 1 of Article IV hereof). Any such nomination by a stockholder of the corporation shall be preceded by timely advance notice in writing to the Secretary of the corporation.
     To be timely with respect to an annual meeting, such stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the annual meeting date of the next preceding annual meeting (except in the case of the 2012 annual meeting, for which such notice shall be timely if delivered in the same time period as if such meeting were a special meeting governed by the following sentence); provided, however, that (1) if the scheduled annual meeting date differs from such anniversary date by more than 30 days, notice by such stockholder, to be timely, must be so delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the corporation or the day on which such public disclosure was made; and (2) if the number of directors to be elected to the Board of Directors at such annual meeting is increased and there is no prior notice or public disclosure by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to such anniversary date, a stockholder’s notice required by this Section 18 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the principal executive offices of the corporation not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the corporation or the day on which such public disclosure was made. To be timely with respect to a special meeting, such stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the scheduled special meeting date; provided, however, that if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, notice by such stockholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the corporation or the day on which such public disclosure was made. In no event shall any adjournment, postponement or deferral of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
     Any such stockholder’s notice to the Secretary of the corporation shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director of the corporation, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) any other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors of the corporation in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as a director of the corporation if elected), and (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder and such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(ii) as to such stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is made and the proposed nominee, (A) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, and the name and address of any other stockholders known by such stockholder to be supporting such nomination, (B) (1) the class or series and number of shares of capital stock of the corporation which are, directly or indirectly, owned beneficially and of record by any of such stockholder, such beneficial owner or such nominee, (2) any Derivative Instrument directly or indirectly owned beneficially by any of such stockholder, such beneficial owner or such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the corporation, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such stockholder, beneficial owner or nominee with respect to any shares of any security of the corporation, (4) any pledge by such stockholder, beneficial owner or nominee of any security of the corporation or any short interest of such stockholder, beneficial owner or nominee in any security of the corporation, (5) any rights to dividends on the shares of capital stock of the corporation owned beneficially by such stockholder and by such beneficial owner that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, beneficial owner or nominee is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (6) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner or nominee is entitled to based on any increase or decrease in the value of shares of capital stock of the corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s, beneficial owner’s or nominee’s immediate family sharing the same household (which information shall be supplemented by such stockholder, beneficial owner, if any, and nominee not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to such stockholder, beneficial owner, if any, and nominee that would be required to be disclosed in solicitations of proxies for election of directors of the corporation in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any such stockholder’s notice to the Secretary of the corporation shall also include or be accompanied by, with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement required by this Section 18. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
     A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 18 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). In addition, a stockholder providing notice of any nomination proposed to be made at a meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 18.
     To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 18) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.
     The Chairman of the Board, the Lead Director if he is not presiding or, if neither the Chairman nor the Lead Director is presiding, the presiding officer of the meeting of stockholders of the corporation shall determine whether the requirements of this Section 18 have been met with respect to any nomination or intended nomination. If the Chairman of the Board, the Lead Director or the presiding officer determines that any nomination was not made in accordance with the requirements of this Section 18, he shall so declare at the meeting and the defective nomination shall be disregarded. In addition to the foregoing provisions of this Section 18, a stockholder of the corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 18. Nothing in this Section 18 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-11 under the Exchange Act.

ARTICLE IV.
NOTICES
     Section 1. Notice to Directors and Stockholders. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation that the notice has been given shall in the absence of fraud, be prima facie evidence of the facts stated therein. Notice to directors may also be given by telephone, electronic mail, facsimile or telegram (with confirmation of receipt). Notice to any stockholder shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with Section 232 of the General Corporation Law of the State of Delaware. To the extent required by the General Corporation Law of the State of Delaware, any such consent by a stockholder to notice by electronic transmission shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
     Section 2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The written waiver need not specify the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Attendance at the meeting is not a waiver of any right to object to the consideration of matters required by the General Corporation Law of the State of Delaware to be included in the notice of the meeting but not so included, if such objection is expressly made at the meeting.
ARTICLE V.
OFFICERS
     Section 1. Enumeration. The officers of the corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, a Treasurer or Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

     Section 2. Appointment of Other Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     Section 3. Compensation. The salaries of all officers of the corporation shall be fixed by the Board of Directors or a committee thereof or by the President or any Vice President of the corporation pursuant to authority that may be delegated to the President or any Vice President by the Board of Directors. The salaries of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the President or any Vice President of the corporation.
     Section 4. Tenure. The officers of the corporation shall hold office until their successors are chosen and qualified or until their earlier resignation, death or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors of the Board of Directors. If the Board of Directors has empowered the Chief Executive Officer to appoint any Vice Presidents of the Corporation, then such Vice Presidents may be removed by the Chief Executive Officer. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.
     Section 5. President. The President shall be the Chief Executive Officer of the corporation unless such title is assigned to another officer of the corporation by the Board of Directors; in the absence of a Chairman of the Board and the Lead Director, if any, the President shall preside as the chairman of meetings of the stockholders and the Board of Directors; and the President shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President or any Vice President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
     Section 6. Vice President. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be subject. The Secretary shall have custody of the corporate seal of the corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.
     Section 8. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, President or Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the President, Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all such transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer’s office and for the restoration to the corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer that belongs to the corporation.
     Section 10. Assistant Treasurer. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE VI.
CAPITAL STOCK
     Section 1. Certificates. The certificates for shares of the capital stock of the corporation shall be in such form as may be approved by the Board of Directors or may be uncertificated shares. In the case of certificated shares, the Corporation shall deliver certificates representing shares to which stockholders are entitled. Certificates shall be signed by, or in the name of the corporation by, (a) the Chairman of the Board, the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified.

     Section 2. Class or Series. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware Corporation Law or a statement that the corporation will furnish without charge, to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     Section 3. Signature. Any of or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
     Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates, or uncertificated shares, to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 5. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

     Section 6. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 7. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII.
GENERAL PROVISIONS
     Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the applicable provisions, if any, of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
     Section 2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
     Section 4. Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII.
INDEMNIFICATION
     Section 1. Scope. The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as that Section may be amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), indemnify any director, officer, employee or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by that Section, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans.
     Section 2. Advancing Expenses. Expenses (including attorneys’ fees) incurred by a present or former director or officer of the corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by final judicial decision from which there is no appeal that such person is not entitled to be indemnified by the corporation as authorized by relevant provisions of the General Corporation Law of the State of Delaware; provided, however, the corporation shall not be required to advance such expenses to a director (i) who commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors, or (ii) who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by such director, disclosure of confidential information in violation of such director’s fiduciary or contractual obligations to the corporation, or any other willful and deliberate breach in bad faith of such director’s duty to the corporation or its stockholders.
     Section 3. Liability Offset. The corporation’s obligation to provide indemnification under this Article VIII shall be offset to the extent the indemnified party is indemnified by any other source including, but not limited to, any applicable insurance coverage under a policy maintained by the corporation, the indemnified party or any other person.
     Section 4. Continuing Obligation. The provisions of this Article VIII shall be deemed to be a contract between the corporation and each director of the corporation who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

     Section 5. Nonexclusive. The indemnification and advancement of expenses provided for in this Article VIII shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director and (iii) inure to the benefit of the heirs, executors and administrators of such a person.
     Section 6. Other Persons. In addition to the indemnification rights of directors, officers, employees, or agents of the corporation, the Board of Directors in its discretion shall have the power on behalf of the corporation to indemnify any other person made a party to any action, suit or proceeding who the corporation may indemnify under Section 145 of the General Corporation Law of the State of Delaware.
     Section 7. Definitions. The phrases and terms set forth in this Article VIII shall be given the same meaning as the identical terms and phrases are given in Section 145 of the General Corporation Law of the State of Delaware, as that Section may be amended and supplemented from time to time.
     Section 8. Savings Clause. If any provision of this Article VIII is determined by a court having jurisdiction over the matter to require the corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum of indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Article VIII shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Article VIII shall be invalidated on any ground, the corporation shall nevertheless indemnify a director, officer, employee or agent of the corporation to the full extent permitted by an applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.
ARTICLE IX.
AMENDMENTS
     Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class, or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws as set forth in the Certificate of Incorporation.

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